Exhibit 99.1

Investor Relations:	Media Relations:

Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	KLA Corporate Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com

KLA Corporation Announces Increase in

Quarterly Dividend Level to $1.70 per share

MILPITAS, Calif., Sep. 3, 2024 — KLA Corporation (NASDAQ: KLAC) is announcing a 17% increase in the quarterly dividend level to $1.70 per share from $1.45 per share beginning with the quarterly dividend expected to be declared in November 2024, the fifteenth consecutive annual increase in the quarterly dividend level for KLA. The declaration and payment of future dividends is subject to the Board’s discretion and will depend on financial and legal requirements and other considerations.

“This 15th consecutive annual increase in KLA’s quarterly dividend represents our consistent commitment to delivering shareholder value by leveraging the KLA Operating Model to execute on our growth strategies, including assertive capital allocation. Our focus on product differentiation, growing profitability and free cash flow generation are fundamental to KLA as we remain on track to achieve our 2026 financial targets,” said Rick Wallace, president and CEO, KLA Corporation.

Logo: https://mma.prnewswire.com/media/806571/KLA_Corporation_Logo.jpg

About KLA:

KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements pertaining to the increase in our dividend level and the timing of the first dividend declared at our new dividend level, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to ESG matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG targets, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, and the war between Israel and Hamas, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for R&D is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2024, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.